UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 1, 2016

INTEGRATED FREIGHT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	000-14273	84–0868815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Lake Avenue Extension – 208 Danbury, Connecticut	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 628-7142

____________None______________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 20, 2016, Stevenson & Company LLC (the “Former Accountant”) resigned as the Company’s accountant citing difficulties in completing their audit procedures as required by PCOAB Standards with regard to two wholly owned subsidiaries due to their failure to provide adequate financial information in a timely fashion.

The Company is in the process of engaging a replacement firm to complete its audits, and believes its records to be sufficient for the required audits of the fiscal years ended March 31, 2015 and 2016 audits.

The Former Accountants have not issued any audit reports on the financial statements of the Company for any previous periods and expressed no adverse opinions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c) Departure of Principal Accounting Officer

On June 1, 2016, Jace Simmons, our Chief Financial Officer, tendered his resignation from the Company, which was accepted with immediate effect.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

16.2 Letter from Former Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Freight Corporation

/s/ David N. Fuselier

David N. Fuselier

Chairman, President and Chief Executive Officer

Date: October 14, 2016

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